UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 5, 2011

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV  89052
(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry Into a Mutual Definitive Agreement.

On October 5, 2011, Blue Earth, Inc. (the “Company”) and its wholly-owned subsidiary, Castrovilla, Inc. (“CI”) entered into a “Retail Petroleum/Convenience Store Energy Efficiency Joint Development Agreement (the “JDA”), a copy of which has been filed as an exhibit to this Report, with General Supply & Services, Inc. (“Gexpro”), of Shelton, Connecticut and G&N Holdings LLC, d/b/a eCORE Technology, of Torrance, California.  The Company had no material relationship with Gexpro or eCORE Technology prior to signing JDA.  Under the JDA the parties will market, implement and provide financing to more than 2,000 independently owned retail petroleum/convenience store sites operating in selected North American markets.  The “EE Program” will assist owners who are seeking to reduce their total energy consumption through installation of lighting efficiency improvements and new, highly efficient motors for their refrigeration and energy management systems.  The projected $60 million energy efficiency program (“Phase One”), focuses on energy conservation measures for retail petroleum locations with an average $30,000 cost per facility for the energy efficiency upgrades.

Phase One of the EE Program is expected to be completed within two years.  Castrovilla, Inc., a wholly-owned subsidiary of Blue Earth, will coordinate and install the energy efficiency measures; Gexpro will supply equipment, including lighting and motors; eCORE Technology will provide program introduction, marketing and sales support, utilizing its extensive customer base and Blue Earth will provide the project financing.
Since 1904, Gexpro helped lead the growth of the electrical industry.  Now a part of Rexel, the largest electrical distributor in the U.S. and in the world, Gexpro’s business offerings are leaders in their field:  Gexpro Electrical Distribution combines productivity tools, large local inventories and dedicated product and applications specialists to get customers the electric supplies they need, when and where they need them.  Gexpro offers more than 250,000 products from 200 plus manufacturers worldwide.

eCORE Technology shall be designated as the authorized, independent representative to sell the EE Program.  eCORE Technology has established excellent relationships with independent owners who operate retail petroleum/convenience stores throughout the country and will develop a sales force dedicated to market the EE Program to their current relationships and other owners located within the markets identified.  The JDA is for a Term of five years.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1           Retail Petroleum/Convenience Store Energy Efficiency Joint Development Agreement by and among G&N Holdings, LLC d/b/a eCORE Technology, General Supply & Services, Inc., d/b/a Gexpro, Castrovilla, Inc. and Blue Earth Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 7, 2011                                           BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name:  Dr. Johnny R. Thomas
Title:    CEO